Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of January 10, 2014, is by and between Cherokee Inc., a Delaware corporation (the “Borrower”), and JPMorgan Chase Bank, N.A. (the “Lender”).

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

W I T N E S S E T H:

WHEREAS, the Borrower and the Lender are parties to that certain Credit Agreement dated as of September 4, 2012, as amended on January 31, 2013 (as the same may be further amended, modified or restated from time to time, the “Credit Agreement”), which provides for a line of credit in the form of “Facility A” and a term loan in the form of “Facility B”;

WHEREAS, the Borrower has heretofore issued in favor of Lender that certain Line of Credit Note dated as of September 4, 2012 in connection with Facility A under the Credit Agreement (the “Line of Credit Note”);

WHEREAS, the Borrower has heretofore issued in favor of Lender that certain Term Note dated as of September 4, 2012, as amended on January 31, 2013, in connection with Facility B under the Credit Agreement (the “Term Note B” and together with the Line of Credit Note, the “Existing Notes”);

WHEREAS, the Borrower has requested, and the Lender has agreed to provide a new term loan in the amount of $19,000,000 in the form of “Facility B-1” in connection with a proposed acquisition of additional assets by the Borrower; and

WHEREAS, the parties hereto desire to amend the Credit Agreement to provide the new term loan through Facility B-1 and cause other amendments as set forth herein, and to concurrently herewith amend the Existing Notes and enter into a new Term Note in connection with Facility B-1 (the “Term Note B-1”).

NOW, THEREFORE, in consideration of the agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1  Defined Terms.  Capitalized terms used, but not defined herein shall have the meanings assigned to them in the Credit Agreement, as amended by this Amendment.

ARTICLE II

AMENDMENTS AND CONDITIONS

SECTION 2.1  Amendments.

(a)           Section 1.1 of the Credit Agreement is hereby amended by replacing the phrase “Facility A and Facility B” in the first sentence therein with the phrase “Facility A, Facility B and Facility B-1”.

(b)           Section 1 of the Credit Agreement is hereby amended by inserting a new Section 1.4 as follows:

“1.4        Facility B-1 (Term Loan). The Bank agrees to extend credit to the Borrower in the form of a term loan in the principal sum of $19,000,000 (“Facility B-1”), bearing interest and payable as set forth in the promissory note executed on or about January 10, 2014, and with any and all renewals, modifications, extensions, rearrangements, restatements thereof and replacements or substitutions therefor.”

(c)           Section 2.1 of the Credit is hereby amended by inserting new definitions in the appropriate alphabetical order as follows:

““Hawk Acquisition Agreement” means the Asset Purchase Agreement dated on or about January 10, 2014 by and among the Borrower (and/or Hawk 900 Brands LLC), Hawk Designs, Inc. and Quiksilver, Inc. relating to the purchase of the ‘Hawk’ and ‘Tony Hawk’ brands and the related assets described therein.”

““Kohl’s Contract” means the Retail License Agreement, dated as of April 28, 2005, as amended on January 9, 2014 between Hawk Designs, Inc. and Kohl’s Departments Stores, Inc.”

(d)           Section 2.1 of the Credit Agreement is hereby amended by replacing the definition of “Distributions” in its entirety as follows:

““Distributions” means all dividends and other distributions made to any Equity Owners (including, without limitation, by way of stock repurchases), other than salary, bonuses, and other compensation for services expended in the current accounting period.”

(e)           Section 2.1 of the Credit Agreement is hereby amended by replacing the definition of “Material Contract” in its entirety as follows:

““Material Contract” means each of (i) the Restated License Agreement dated as of February 1, 2008 between the Borrower and Target General Merchandise, Inc., as amended December 1, 2011 and January 29, 2013 and (ii) the Kohl’s Contract.”

(f)            Section 2.1 of the Credit Agreement is hereby amended by replacing clause (ii) of the definition of “Permitted Acquisitions” in its entirety as follows:

“(ii) the aggregate amount of the consideration (or, in the case of consideration consisting of assets, the fair market value of the assets) paid by the Borrower and its Subsidiaries shall not exceed (a) $5,000,000 plus (b) the amount paid by the Borrower in connection with the transactions contemplated by Hawk Acquisition Agreement, such limit to apply on a cumulative basis for all such acquisitions or purchases subsequent to the date hereof,”

(g)           Paragraph (A) of Section 3.2 of the Credit Agreement is hereby amended by inserting the phrase “and the Hawk Acquisition Agreement” immediately after the phrase “Acquisition Agreement” therein.

(h)           Paragraph (B) of Section 3.2 of the Credit Agreement is hereby amended by inserting the phrase “and the Hawk Acquisition Agreement” immediately after the phrase “Acquisition Agreement” therein.

(i)            Paragraph (E) of Section 3.2 of the Credit Agreement is hereby amended in its entirety as follows:

“E.          Acquisition.  In the case of Facility B, the transactions contemplated by each of (1) the Acquisition Agreement and (2) the Asset Purchase Agreement entered into in January, 2013 between the Borrower and Strategic Partners, Inc., a California corporation, shall have been consummated without any amendment, modification or waiver of any of the provisions of the same (other than those necessary and made to ensure compliance with the Related Documents).  In the case of Facility B-1, the transactions contemplated by the Hawk Acquisition Agreement shall have been consummated without any amendment, modification or waiver of any of the provisions of the same (other than those necessary and made to ensure compliance with the Related Documents).”

(j)            Paragraphs (O)(i) and (ii) of Section 5.2 of the Credit Agreement are hereby amended in their entirety as follows:

“(i)          Fixed Charge Coverage Ratio.  Permit the Borrower’s Fixed Charge Coverage Ratio for any Test Period to be less than 1.20 to 1.00.  “Fixed Charge Coverage Ratio” means, for any Test Period, with respect to the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) (i) EBITDA for such period plus (ii) GAAP rental expense for such period minus (iii) capital expenditures for such period (exclusive of up to $900,000 of earn-out payments in connection with the Liz Lange acquisition that may be made in the eighteen month period following the closing of such acquisition) minus (iv) tax  expenses paid in cash for such period minus (v) Distributions paid in cash during such period plus (vi) non-cash stock compensation (without duplication), to (b) the sum of (i) cash rentals payable under leases of real and personal property for such period (without duplication of items included in consolidated interest expense), plus (ii) scheduled current maturities of long term debt, plus (iii) consolidated interest expense during such period.

(ii)           Senior Funded Debt Ratio.  Permit the Borrower’s Senior Funded Debt Ratio to be greater than (i) 2.50 to 1.00 from the date hereof until the fiscal quarter ending October 31, 2014, (ii) 2.25 to 1.00 from the fiscal quarter ending January 31, 2015 until the fiscal quarter ending January 31, 2016, and (iii) 2.00 to 1.00 thereafter.  “Senior Funded Debt Ratio” means, at any date of determination, with respect to the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) indebtedness for (i) borrowed money plus (ii) the deferred purchase price of property not purchased on ordinary trade terms plus (iii) capitalized leases and for other liabilities evidenced by promissory notes or other instruments, but not including any indebtedness that has been subordinated to the indebtedness evidenced by Notes pursuant to a writing that has been accepted by the Bank to (b) the sum on such date of (i) EBITDA for the most recently completed Test Period prior to such date plus (ii) non-cash stock compensation (without duplication) plus (iii) deemed EBITDA of Hawk Designs, Inc. in an amount of:

(I)            $2,942,000, for the Test Period ending on January 31, 2014,

(II)          $2,139,000, for the Test Period ending on March 30, 2014,

(III)                         $1,337,000, for the Test Period ending on July 31, 2014, or

(IV)         $535,000, for the Test Period ending on October 31, 2014.”

(k)           Section 6.1 of the Credit Agreement is hereby amended by inserting the phrase “and the Hawk Acquisition Agreement” immediately after the phrase “Acquisition Agreement” in clause (m) therein.

SECTION 2.2  Upfront Fee.  The Borrower agrees to pay to the Lender an upfront fee equal to 0.50% of the total amount advanced under Facility B-1, which shall be payable upon execution and delivery of this Amendment.

SECTION 2.3  Conditions.   This Amendment shall become effective upon the first date on which each of the following conditions has been satisfied:

(a)           The Lender shall have received this Amendment, the amendments to the Existing Notes and the new Term Note B-1, each executed and delivered by the authorized officers of the Borrower.

(b)           The Lender shall have received a certificate dated as of the date of this Amendment from an authorized officer of the Borrower in form and substance satisfactory to the Lender certifying as to the matters set forth in paragraphs (A) and (B) of Section 3.2 of the Credit Agreement.

(c)           The Lender shall have received evidence satisfactory to the Lender that the Kohl’s Contract has been executed and delivered by the parties thereto in the form heretofore provided to Lender.

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 3.1  Amended Credit Agreement.  This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, shall continue in full force and effect.  All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.  This Amendment shall constitute a “Related Document” for all purposes under the Credit Agreement.

SECTION 3.2  Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 3.3  Headings.  The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

SECTION 3.4  Execution in Counterparts.  This Amendment may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement.

SECTION 3.5  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

SECTION 3.6  Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns.

SECTION 3.7  Each guarantor acknowledging this Amendment below hereby consents to the modifications to the Credit Agreement contemplated by this Amendment and agrees that its continuing guaranty in favor of the Lender provided in connection with the Credit Agreement is, and shall remain, in full force and effect after giving effect to this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Amendment on the date first above written.

BORROWER

Cherokee Inc.

By:	/s/ Howard Siegel
	Name:	Howard Siegel
	Title:	COO

By:	/s/ Jason Boling
	Name:	Jason Boling
	Title:	CFO

LENDER

JPMorgan Chase Bank, N.A.

By:	/s/ Manju Manwani
	Name:	Manju Manwani
	Title:	Underwriter I-CB

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ACKNOWLEDGED BY THE GUARANTORS

SPELL C. LLC			CHEROKEE BRANDS LLC

By: Cherokee Inc., its sole member			By: Cherokee Inc., its sole member

By:	/s/ Howard Siegel		By:	/s/ Howard Siegel
	Name:	Howard Siegel		Name:	Howard Siegel
	Title:	COO		Title:	COO

By:	/s/ Jason Boling		By:	/s/ Jason Boling
	Name:	Jason Boling		Name:	Jason Boling
	Title:	CFO		Title:	CFO

HAWK 900 BRANDS LLC			THREE-SIXTY VISION LLC

By: Cherokee Inc., its sole member			By: Cherokee Inc., its sole member

By:	/s/ Howard Siegel		By:	/s/ Howard Siegel
	Name:	Howard Siegel		Name:	Howard Siegel
	Title:	COO		Title:	COO

By:	/s/ Jason Boling		By:	/s/ Jason Boling
	Name:	Jason Boling		Name:	Jason Boling
	Title:	CFO		Title:	CFO

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